EXHIBIT 10.1
RESTRICTED STOCK UNIT AWARD AGREEMENT
PURSUANT TO THE
2021 OMNIBUS INCENTIVE COMPENSATION PLAN
OF
GLOBAL NET LEASE, INC.
THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made and entered into effective as of [______] (the “Grant Date”), by and between Global Net Lease, Inc., a Maryland corporation with its principal office at 650 Fifth Avenue, 30th Floor, New York, New York 10019 (the “Company”), and [_________] (the “Participant”).
Terms and Conditions
The Participant is hereby granted as of the Grant Date, pursuant to the 2021 Omnibus Incentive Compensation Plan of Global Net Lease, Inc. (as may be amended and/or restated from time to time, the “Plan”), the number of Restricted Stock Units in respect of the Company’s Shares set forth in Section 1 below. Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan and the prospectus with regard to the Shares under an effective registration statement on Form S-8 have been delivered, or made available, to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and the prospectus and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.
Accordingly, the parties hereto agree as follows:
1.Grant of RSUs. Subject in all respects to the terms, conditions and restrictions set forth herein and in the Plan, effective as of the Grant Date, the Company hereby grants to the Participant an award consisting of [__] Restricted Stock Units (the “RSUs” and such grant, collectively, the “Award”). The RSUs are subject to certain vesting restrictions set forth in Section 2 hereof and, to the extent vested, shall be settled in Shares pursuant to Section 4 hereof.
2.Vesting. Subject to the terms of the Plan and this Agreement, the Award shall vest as follows:
(a)the RSUs subject to the Award shall vest in substantially equal installments of one-third (1/3) of the RSUs on each of (i) the first anniversary of [•]1 (the “Vesting Date”), (ii) the second anniversary of the Vesting Date and (iii) the third anniversary of the Vesting Date; provided, in each case, that the Participant has not incurred a termination of the Participant’s role as a Director prior to such date.
(b)One hundred percent (100%) of any unvested portion of the Award shall automatically vest upon the occurrence of an Acceleration Event (as defined below). For purposes of this Agreement, an “Acceleration Event” shall mean the first to occur of any of the
11 The date of the applicable annual meeting of stockholders following: (i) a Change of Control (provided that the Participant has not incurred a termination of the Participant’s role as a Director prior to the occurrence of such Change of Control); or (ii) the Participant incurs an Acceleration Termination (as such term is defined in the following sentence). For purposes of this Agreement, (A) an “Acceleration Termination” shall mean a termination of the Participant’s role as a Director other than by the Company for Cause (as defined below) or as a result of the Participant’s death or Disability (as defined below); (B) “Cause” shall mean (x) the Participant’s willful misconduct or gross negligence in the performance of the Participant’s duties as a Director that is not cured by the Participant within thirty (30) days after the Participant’s receipt of written notice from the Company or (y) the Participant’s conviction of, or plea of guilty or nolo contendere to, a crime relating to the Company or any Affiliate thereof or any felony; and (C) “Disability” means that the Participant has experienced a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code, without regard to the last sentence thereof.
(c)If the Participant incurs a termination of the Participant’s role as a Director (i) as a result of the Participant’s voluntary resignation or (ii) as a result of the Participant’s failure to be re-elected to the Board following the Participant’s nomination by the Board for re-election, in either case, other than at a time when circumstances constituting Cause exist, then any then-unvested portion of the Award that is due to vest in the calendar year in which the Participant voluntarily resigns or fails to be re-elected to the Board, as applicable, shall automatically vest on the date of the Participant’s voluntary termination as a Director or the date of such election in which the Participant is not re-elected, as applicable. Any unvested portion of the Award due to vest in calendar years subsequent to the year in which the Participant voluntarily resigns or fails to be re-elected to the Board, as applicable, shall be forfeited in accordance with Section 3 below.
(d)There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates.
3.Forfeiture. Except as otherwise provided above, if a Participant incurs a termination of the Participant’s role as a Director for any reason, the Participant shall automatically forfeit any unvested portion of the Award as of the date of such termination for no consideration.
4.Settlement. Subject to the terms of this Agreement and the Plan, the Participant shall receive one Share with respect to each vested RSU subject to the Award within thirty (30) days of the date on which such RSU becomes vested.
5.Dividend Equivalent Amounts. If the Company pays dividends on Shares after the Grant Date, but prior to settlement of the RSUs, the Company shall credit any such dividends to an RSU dividend book entry account for the benefit of the Participant with respect to each RSU held by the Participant, and the Participant’s right to receive any such dividend shall be subject to the same restrictions as the RSU to which the dividend relates and shall be paid to the Participant at the same time the Participant receives the settlement of the Shares under the RSU in accordance with Section 4. Unless otherwise determined by the Committee, cash dividends shall not be reinvested (or deemed reinvested) in Shares, and shall not bear interest. Dividend

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equivalent rights and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.
6.No Rights as a Holder of Shares. The Participant shall have no rights as a stockholder with respect to any Shares relating to RSUs covered by the Award unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.
7.Taxes. The Participant acknowledges that the Participant shall be solely responsible for all applicable federal, state, local or other taxes with respect to any Shares delivered or RSUs granted to the Participant under this Agreement. Notwithstanding the foregoing, if at any time the Company is required by law to withhold any such taxes, then (a) no later than the date on which such taxes become due in respect of the RSUs, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local or other taxes of any kind required by law to be withheld with respect to any RSUs; and (b) the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local or other taxes of any kind required by law to be withheld with respect to any RSUs, including that the Company may, but shall not be required to, sell a number of Shares otherwise issuable under this Agreement in respect of the RSUs sufficient to cover applicable withholding taxes.
8.No Obligation to Continue Directorship. Neither the execution of this Agreement nor the award of the RSUs hereunder constitute an agreement by the Company to continue to engage the Participant as a Director during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any RSUs are outstanding.
9.Section 409A. Subject to and without limitation on Section 18 of the Plan, it is intended that the RSUs comply with or be exempt from Code Section 409A, and this Agreement shall be construed and interpreted in accordance with such intent. In no event whatsoever will Company or any of its Affiliates, directors, officers, employees, consultants, agents or advisors be liable for any tax, interest or penalties that may be imposed on the Participant under Code Section 409A or any damages for failing to comply with Code Section 409A. A termination of the Participant’s role as a Director shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Code Section 409A upon or following a termination of service unless such termination is also a "separation from service" within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of the Participant’s role as a Director” or like terms shall mean “separation from service.” If the Participant is a “specified employee” upon his or her “separation from service” (within the meaning of such terms in Code Section 409A under such definitions and procedures as established by the Company in accordance with Code Section 409A), any portion of a payment, settlement, or other distribution made upon such a “separation from service” that would cause the acceleration of, or an addition to, any taxes pursuant to Code Section 409A will not commence or be paid until a

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date that is six (6) months and one (1) day following the applicable “separation from service.” Any payments, settlements, or other distributions that are delayed pursuant to this Section 9 following the applicable “separation from service” shall be accumulated and paid to the Participant in a lump sum without interest on the first business day immediately following the required delay period. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of Company.
10.Miscellaneous.
(a)This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement.
(b)The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the RSUs or any rights or interest therein, including without limitation any rights under this Agreement or any Shares issuable in respect of the RSUs prior to settlement under Section 4 (to the extent applicable), except as permitted in the Plan or this Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the RSUs or any Shares issuable in respect of any RSUs prior to settlement under Section 4 (to the extent applicable), in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.
(c)This award of RSUs shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or its subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the RSUs, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
(d)The Participant acknowledges and agrees that the RSUs and any Shares issued or amounts paid upon settlement thereof (as applicable) shall be subject to the terms and provisions of any “clawback” or recoupment policy that may be adopted by the Company from time to time or as may be required by any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules and regulations thereunder).
(e)The Participant agrees that the award of the RSUs hereunder is special incentive compensation and that it and any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-

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sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.
(f)No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
(g)This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.
(h)The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(i)The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(j)All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same. Notices to the Company shall be addressed to Global Net Lease, Inc. at 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attn: Chief Financial Officer. Notice to the Participant shall be addressed to the address on file for the Participant with the Company.
(k)The Participant agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or any of its Affiliates may deliver in connection with this grant of RSUs and any other grants offered by the Company, including, without limitation, prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. The Participant further agrees that electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or the online brokerage account system.
(l)This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.
11.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this

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Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.
[signature page(s) follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GLOBAL NET LEASE, INC.

By:     ______________________________

Name:     ______________________________

Title:     ______________________________

Participant

_______________________________
(Signature)

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